Exhibit 21.1

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE

Argentina	ADT Security Services S.A. (Argentina)
Sensormatic Argentina S.A.
Tyco Services S.A. (Argentina)

Australia	A.C.N. 000 343 019 Pty Limited
ADT Wireless Pty Limited
Complete Engineering Group Pty Ltd
Fire Control Pty Limited
LT Joint Venture Pty Limited (50%)
Maintenance Software Solutions Pty Ltd
National Fire Holdings Pty Limited
National Fire Solutions (QLD) Pty Ltd
National Fire Solutions (VIC) Pty Ltd
National Fire Solutions (WA) Pty Ltd
National Fire Solutions Pty. Limited
NFS Pipe Fabrications (QLD) Pty Ltd
P A Pacific Pty Limited
Prindon Holdings Pty Limited
Rindin Enterprises Pty Limited
Sensormatic Australia Pty Limited
Signature Holding Company Pty Limited
Signature Security Group Holdings Pty Limited
Signature Security Group Pty Limited
Simplex International Pty Limited
Tyco Australia Pty Limited
Tyco Fire & Security Pty Limited
Tyco International Pty Limited
Tyco International Security Group Pty Limited
Tyco Projects (Australia) Pty Limited
Wagga Fire Protection Pty. Ltd.
Wormald and ADT Australia Pty Limited

Austria	Tyco Building Services Products (Austria) GmbH
Tyco Integrated Fire & Security Austria GmbH

Bahamas, The	Tyco International Asia Inc. (Bahamas)
World Services Inc.

Belgium	CIPE Belgium S.A. (or NV)
DSC International S.A.
SA Oktopus NV
Tyco Fire & Integrated Solutions N.V.

Bermuda	Tyco Kappa Limited

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE
Brazil	ADT Security Services do Brasil Ltda.
ADT Servicos de Monitoramento Ltda.
Alarm-Tek Comercio E Participacoes Ltda.
Alarm-Tek do Brasil Sistemas de Vigilancia Ltda.
Figgie do Brasil Industria e Comercio Ltda.
IST do Brasil Distribuicao e Venda de Detectores de Gas e Incendio Ltda.
Mojonnier do Brasil Industria e Comercio de Equipamentos Ltda.
S.E.C. do Brasil Ltda.
Senelbra Industria, Comercio e Servicos Ltda.
Sensorbrasil Comercio e Locacoes Ltda.
Sensormatic do Brasil Eletronica Ltda.
Tyco Services Ltda.

Brunei Darussalam	Indeco Services Sdn Bhd

Bulgaria	Elpas Bulgaria EOOD

Canada	Sensormatic Canada Incorporated
TEPG Canada Inc.
Tyco Integrated Fire & Security Canada, Inc.
Tyco International Canada Pool Corporation
Tyco Safety Products Canada Ltd.

Cayman Islands	Sensormatic Cayman Finance Ltd.

Chile	ADT Security Services S.A. (Chile)
Tyco Services S.A. (Chile)
Westfire Sudamerica SpA

China	ADT Security Services Co., Ltd. (90%)
ADT Security Systems (Shanghai) Co., Ltd. (90%)
Ansul Fire Equipment (Shanghai) Co., Ltd
Beijing Master Systems Engineering Co., Ltd (75%)
Jiaxing Detcon Co., Ltd.
Oldham Instrument (Shanghai) Co., Ltd.
Shanghai Eagle Safety Equipment Ltd.
Shanghai Jindun Fire-Fighting Science and Technology Co., Ltd.
Tyco (China) Investment Co., Ltd.
Tyco Fire & Integrated Systems (Guangzhou) Co., Ltd.
Tyco Fire & Security (Beijing) Co., Ltd.
Tyco Fire & Security (Tianjin) Ltd
Tyco Fire & Security Services International Trading (Shanghai) Co. Ltd
Tyco Fire Protection Products Trading (Shanghai) Co., Ltd.
Tyco Safety Products (Shanghai) Co., Ltd.
Tyco Safety Products (Shenyang) Co., Ltd.

Colombia	Tyco Services S.A. (Colombia)

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE

Costa Rica	ADT Security Services, S.A. (Costa Rica)
Tyco Ingenieria y Construccion S.A.

Czech Republic	Tyco Fire & Security Czech Republic s.r.o.

Denmark	Tyco Holding VIII (Denmark) ApS
Tyco Integrated Systems (Denmark) ApS
Water Holding (Denmark) ApS

Fiji	Tyco Fiji Limited

Finland	Scott Health & Safety Oy
Scott Technologies Health & Safety Oy

France	FootFall France S.a.r.l.
Isogard SAS
Oldham SAS
Simtronics SAS
Tyco Building Services Products S.A.S. (France)
Tyco Europe S.A.S.
Tyco Fire & Integrated Solutions France
Tyco Safety Products France SARL

Germany	ADT Deutschland GmbH
ADT Protecco GmbH
ADT Sensormatic GmbH
ADT Service-Center GmbH
CKS Systeme GmbH
COSMOS Feuerloeschgeraetebau GmbH
FLN Feuerloschgerate Neuruppin Vertriebs-GmbH
Fondermann GmbH
Footfall Central Europe GmbH
Helmut Geissler Glasinstrumente GmbH
Oldham Winter GmbH
Total Feuerschutz GmbH
Total Walther Feuerschutz Loschmittel GmbH
Total Walther GmbH, Feuerschutz und Sicherheit
Tyco Building Services Products (Germany) GmbH
Tyco Building Services Products Division GmbH
Tyco Fire & Security Deutschland GmbH
Tyco Fire & Security Holding Germany GmbH
Tyco Holding GmbH
Tyco Second Holding GmbH
Tyco Service & Montage GmbH
Visonic Sicherheitstechnik GmbH
WOPF Befestigungselemente GmbH

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE

Gibraltar	Stralen Investments Limited
Tyco International (Gibraltar) II Limited
Tyco International (Gibraltar) IV Limited

Guatemala	Grinnell Sistemas de Proteccion Contra Incendio S.A. (Guatemala)
Tyco Ingenieria y Construccion S.A. (Guatemala)

Hong Kong	ADT Hong Kong Limited
Master Holding Limited
Sensormatic Far East Limited
Sensormatic Hong Kong Limited
Thorn Security (Hong Kong) Limited
Tyco Engineering & Construction (Hong Kong) Limited
Tyco Fire and Security Services China Limited
Union Spirit Enterprises Limited
Wormald Engineering Services Limited

Hungary	Tyco Building Services Products (Hungary) Kft

India	IST Oldham Instruments India Private Limited
Qolsys Softwares India Private Limited
Tyco Fire & Security India Private Limited
Tyco Safety Products (India) Private Limited

Ireland	ACE Alarm Systems Limited
ADT Fire and Security Limited
ADT Limited
Fondermann & Co. (Ireland) Limited
Mather & Platt (Ireland) Limited
Obsidian HCM Holdings Ireland
Obsidian HCM Med Holdings Ireland
Obsidian HCM Med International Holdings
SEC Investments of Ireland
Sensormatic Electronics Corporation (Ireland) Limited
Sensormatic European Distribution Limited
Tyco Far East Holdings Limited
Tyco Ireland Limited

Isle of Man	Obsidian HCM Med Isle of Man

Israel	Elpas Solutions Ltd.
Visonic Ltd.
Visonic Marketing (1988) Ltd.
Visonic Solutions Ltd.

Italy	Bentel Security S.r.l.

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE
FootFall Italia S.r.l.
Sabo Foam Srl
Tyco Building Services Products (Italy) S.r.l.
Tyco Fire & Security S.p.A.

Japan	Tyco International Japan G.K.

Luxembourg	ADT Finance S.A.
Tyco Fire & Security Finance S.C.A.
Tyco Fire & Security S.a.r.l.
Tyco International Finance S.A.
Tyco International Group S.A.
Tyco International Holding S.a.r.l.

Macau	Tyco Fire, Security & Services (Macau) Limited

Malaysia	ADT Services (M) Sdn. Bhd.
Life Engineering Sdn. Bhd.
Tyco Fire Protection Products (Malaysia) Sdn. Bhd.
Tyco Fire, Security & Services Malaysia Sdn Bhd
Tyco Grinnell KM Sdn. Bhd.
Tyco Services Malaysia Sdn. Bhd.

Mauritius	Tyco Asia Investments Limited

Mexico	ADT Integrated Solutions, S.A. de C.V.
ADT Private Security Services de Mexico, S.A. de C.V.
ADT Security Services, S.A. de C.V.
Ansul Mexico, S.A. de C.V.
Sensormatica, S. de R.L. de C.V.
Simplex Grinnell, S.A. de C.V.
Tyco International de Mexico, S. de R.L. de C.V.
Tyco Servicios Compartidos, S.C.

Namibia	ADT Security Namibia (Proprietary) Limited

Netherlands	AIM Nederland B.V.
Pritchard Services Group BV
Protector Technologies BV
Sensormatic B.V.
Sensormatic Distribution & Holdings B.V.
Sensormatic Investments Associates B.V.
Tyco Building Services Products B.V.
Tyco Fire & Security Nederland BV

New Zealand	ADT Security Limited
Sensormatic New Zealand Limited

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE
Tyco New Zealand Limited

Norway	Simtronics AS
Tyco Building Services Products (Norway) AS
Tyco Fire & Integrated Solutions (Norway) AS

Pakistan	Tyco Fire & Security Pakistan (PVT) Ltd.

Panama	Tyco Integrated Fire & Security Panama, S.A.

Peru	Westfire Sudamerica S.R.L.

Philippines	Tyco PIECO Corporation, Inc.

Poland	Visonic Sp.Zo.o. Ltd.

Portugal	Creativesystems - Sistemas E Servicos De Consultoria, S.A.
Sensormatic Proteccao Contra Furto, Lda
Tyco Integrated Systems (Portugal), Unipessoal Lda

Puerto Rico	Sensormatic del Caribe, Inc.
Tyco Integrated Security Puerto Rico, Inc.

Russia	Limited Liability Company ADT Security Solutions

Scotland	Gas Measurement Instruments Limited
WM Fire Protection Limited

Singapore	Central Spraysafe Company Pte Ltd
First City Care (Singapore) Pte. Ltd.
TEPG Pte Ltd
Tyco Building Services Pte. Ltd.
Tyco Fire & Building Products Asia Pte. Ltd.
Tyco Fire, Security & Services Pte. Ltd.

Slovakia	Tyco Fire & Integrated Solutions (Slovakia) s.r.o.

South Africa	ADT Kusela (Pty) Ltd (74%)
ADT Security (Proprietary) Limited (South Africa)
ADT Security Guarding (Proprietary) Limited
Ansul South Africa (Proprietary) Limited
Sentry Response (Pty) Ltd

South Korea	Dong Bang Electronic Industrial Co. Ltd.
Seaplus Co., Ltd.
Tyco Fire Integrated Services Korea Co., Ltd.
Tyco Marine Services Korea Company Limited

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE

Spain	FootFall Iberica SL
LPG Tecnicas en Extincion de Incendios, S.L.
Tyco Integrated Fire and Security Corporation Servicios, S.A.
Tyco Integrated Fire and Security Corporation, S.A.
Tyco Integrated Security, S.L.
Visonic Iberica de Seguridad, S.L.
Wormald Mather & Platt Espana, S.A.

Sri Lanka	A&E Products Lanka (PVT) Ltd

Sweden	Svenska Skum International AB
Tyco Building Services Products (Sweden) AB

Switzerland	Swiss Alertis AG
Tyco Fire & Security GmbH
Tyco Integrated Fire & Security (Schweiz) AG
Tyco International FH (Switzerland) GmbH
Tyco International Finance Group GmbH
Tyco International Finance Holding GmbH
Tyco International Holding S.a.r.l., Luxembourg (LU), Neuhausen am Rheinfall Branch
Tyco International Services Holding GmbH
Tyco Italy (Switzerland) GmbH

Taiwan	Shurjoint Piping Products, Inc.
Tyco Fire, Security & Services Taiwan Limited

Thailand	WHC Holdings Limited

Turkey	Tyco Yangin Korunum Sistemleri Anonim Sirketi

United Arab Emirates	IST Fire & Gas DMCC

United Kingdom	ADT (UK) Holdings PLC
ADT (UK) Limited
ADT Finance PLC
ADT Fire and Security PLC
ADT Group PLC
ADT South Africa Holding Limited
ADT Trustees Limited
Advanced Independent Monitoring Limited
Amberwell Holdings Limited
American District Telegraph Services International Limited
Atlas Fire Engineering Limited
Audix Systems Limited
Automated Loss Prevention Systems Limited
Automated Security (Holdings) PLC

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE
Automated Security Limited
Britannia Security Group Limited
Central Spraysafe Company Limited
Control Equipment Limited
Controlled Electronic Management Systems Limited
Farnham Limited
FCF (Services) Limited
Figgie (G.B.) Ltd.
Figgie (U.K.) Limited
Figgie Sportswear (U.K.) Limited
Figgie Sportswear Limited
First Choice Facilities Limited
First City Care (London) plc
FootFall Limited
Gas Performance Testing Services Ltd.
GMI Group Holdings Limited
How Fire Limited
Infrared Leasing Limited
Infrared Systems Group Ltd.
Instant Fire Protection Limited
Intellectual Systems Ltd.
Kingsclere Investments Ltd.
LPG Fire Limited
Macron Safety Systems (UK) Limited
Modern Security Systems (Private Unlimited Company)
Pritchard Services Group Investments Limited
Proximex Limited
Scott Health & Safety Limited
Sensormatic Commercial/Industrial Ltd.
Sensormatic Finance Limited
Sensormatic Limited
Shepton Holdings Limited
Spraysafe Automatic Sprinklers Limited
Thorn Security Group Limited
Thorn Security Limited
Thorn Security Pension Trustees Limited
Tyco Building Services Products (UK) Limited
Tyco European Metal Framing Limited
Tyco Fire & Integrated Solutions (UK) Limited
Tyco Fire & Security Holdings UK Limited
Tyco Fire Products Manufacturing Limited
Tyco Holdings (UK) Limited
Tyco Integrated Systems Limited
Valid Access Limited
Visonic Limited
Wormald Holdings (U.K.) Ltd.
Wormald Industrial Property Ltd.

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE
United States	Carter Brothers, LLC	FL
	CEM Access Systems, Inc.	TX
	Central CPVC Corporation	AL
	Central Sprinkler LLC	DE
	Chagrin H.Q. Venture Ltd. (50%)	OH
	Chagrin Highlands Inc.	OH
	Chagrin Highlands Ltd. (50%)	OH
	Chemguard, Inc.	TX
	Connect 24 Wireless Communications Inc.	DE
	CVG Holding Corp.	DE
	Detcon Holdco, Inc.	DE
	Detcon, Inc.	TX
	Digital Security Controls, Inc.	NY
	DSA Holdco, Inc.	DE
	Elpas, Inc.	DE
	Exacq Technologies, Inc.	IN
	Fire Products GP Holding, LLC	DE
	G-I Great Lakes, A Series of Greenleeds LLC	DE
	G-I Mid Atlantic, A Series of Greenleeds LLC	DE
	G-I MidWest, A Series of Greenleeds LLC	DE
	G-I New York, A Series of Greenleeds LLC	DE
	G-I Other Risk Centers, A Series of Greenleeds LLC	DE
	GMI Holdco, Inc.	DE
	Green Meadow Insurance Corp.	DE
	Greenleeds LLC	DE
	Grinnell LLC	DE
	Grinnell Pacific, A Series of Greenleeds LLC	DE
	Grinnell QSF, LLC	DE
	GSF Holdings, LLC	DE
	GSF Management Co, LLC	DE
	Haz-Tank Fabricators, Inc.	TX
	Industrial Safety Technologies, LLC	DE
	Infrared Systems Group USA, Inc.	GA
	Infrared Systems Group, LLC	GA
	Integrated Systems and Power, Inc.	DE
	Master Protection, LP	DE
	Obsidian HCM Holdings, Inc.	DE
	Obsidian HCN International Corporation	DE
	Presidia (International) Insurance Company	VT
	Presidia (US) Insurance Company	VT
	Presidia Insurance Company	VT
	Qolsys, Inc. (51%)	DE
	Retail Expert, Inc.	DE
	Scott Figgie LLC	DE
	Scott Technologies Foundation	OH
	Scott Technologies, Inc.	DE
	Senelco Iberia, Inc.	DE
	Sensormatic Asia/Pacific, Inc.	DE

TYCO INTERNATIONAL PLC - SEPTEMBER 25, 2015
COUNTRY	ENTITY NAME	STATE
	Sensormatic Electronics (Puerto Rico) LLC	DE
	Sensormatic Electronics, LLC	NV
	Sensormatic International, Inc.	DE
	Shurjoint America, Inc.	NV
	Simplex Time Recorder Co.	NV
	Simplex Time Recorder LLC	MA
	SimplexGrinnell Holdings LLC	DE
	SimplexGrinnell LP	DE
	STI Licensing Corporation	DE
	STI Properties, Inc.	DE
	STI Properties, Ltd. (51%)	OH
	STI Risk Management Co.	FL
	STR Grinnell GP Holding, LLC	NV
	Tyco Finance Corp.	DE
	Tyco Fire & Security (US) Management, Inc.	NV
	Tyco Fire & Security LLC	NV
	Tyco Fire & Security US Holdings LLC	DE
	Tyco Fire Products LP	DE
	Tyco Fire Protection LLC	DE
	Tyco Holdings of Nevada, Inc.	NV
	Tyco Integrated Security LLC	DE
	Tyco International (US) International Holdings B, LLC	DE
	Tyco International Finance US LLC	NV
	Tyco International Management Company, LLC	NV
	Tyco International PLT Holdings, Inc.	DE
	Tyco International US China Inc.	DE
	Tyco Receivables Corp.	DE
	Tyco Worldwide Services, Inc.	DE
	Visonic Inc.	CT
	Water Holdings Corp.	DE
	White Mountain Group Holdings, Inc.	NV
	White Mountain Insurance Company	VT
	WillFire HC, LLC	DE

Uruguay	ADT Security Services S.A. (Uruguay)
LPG America Latina Sociedad Anonima
Visonic Latin America S.R.L.
Visonica S.A.

Venezuela	Ansul de Venezuela C.A.
Grinnell Sistemas de Proteccion Contra Incendio S.A. (Venezuela)